UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

International Securities Exchange Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32435	20-5219710
(State or other jurisdiction of incorporation)	Commission file Number	(IRS Employer Identification No.)

60 Broad Street, New York, NY		10004
(Address of principal executive offices)		(Zip Code)

212-943-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2007, International Securities Exchange Holdings, Inc., a Delaware corporation (“ISE” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 30, 2007, by and among ISE, Eurex Frankfurt AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany (the “Parent”), and Ivan Acquisition Co., a Delaware corporation and a wholly owned indirect subsidiary of the Parent (“Merger Sub”). The Board of Directors of ISE approved the Merger Agreement, determined that the Merger is advisable and in the best interest of ISE’s stockholders and resolved to recommend that the ISE stockholders vote to adopt the Merger Agreement.

The consummation of the transactions contemplated by the Merger Agreement is subject to various conditions, including, but not limited to, (i) the affirmative vote of the holders of a majority of the outstanding shares of ISE common stock approving the Merger Agreement (the “ISE Stockholder Approval”), (ii) the expiration or termination of any applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and (iii) approval of the Merger and the transactions contemplated by the Merger Agreement by the Securities and Exchange Commission (“SEC”) under Section 19(b) of the Securities Exchange Act of 1934.

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into ISE (the “Merger”), with ISE surviving the Merger as a wholly owned subsidiary of the Parent (the “Surviving Corporation”). At the effective time and as a result of the Merger, ISE stockholders will be entitled to receive $67.50 in cash in exchange for each issued and outstanding share of ISE common stock (the “Merger Consideration”), which is approximately $2.8 billion in the aggregate. Immediately prior to the effective time, all outstanding ISE options and other equity awards will become vested and exercisable in full. ISE stockholders who dissent from the Merger are entitled to assert appraisal rights under Delaware law. With respect to ISE options, the holders thereof shall be entitled to receive the amount, if any, by which the Merger Consideration exceeds the per share exercise price of such option multiplied by the number of shares of ISE common stock issuable upon exercise of such option. With respect to all other equity awards, the holder thereof will be entitled to receive a lump sum amount in cash equal to the number of shares of ISE common stock subject to such equity award multiplied by the Merger Consideration.

Deutsche Börse AG, which owns 85% of the stock of the Parent, plus agreed to guarantee the obligations of the Parent arising under the Merger Agreement to consummate the Merger and pay the Merger Consideration in accordance with the terms of the Merger Agreement.

ISE has made customary representations, warranties and covenants in the Merger Agreement, including, among others things, covenants to conduct its business in all material respects in the ordinary course and in conformity with past practice during the period between execution of the Merger Agreement and the effective time of the Merger, and to refrain from specified activities during that period without the consent of Parent (which will not be unreasonably withheld, delayed or conditioned). None of the representations and warranties of ISE contained in the Merger Agreement, as well as covenants to be performed in full prior to the closing, will survive closing.

ISE also has agreed not to initiate, solicit, encourage or seek, directly or indirectly, any third party offers or proposals relating to alternative transactions with respect to 25% or more of ISE’s common stock or assets, including by engaging in negotiations or discussions, furnishing information, entering into any contractual arrangements, or releasing any third party from or failing to enforce any confidentiality or standstill agreement. However, prior to obtaining the ISE Stockholder Approval, the Merger Agreement permits ISE to take one or more of the prohibited actions referred to above, subject to the provisions of the Merger Agreement, in response to certain unsolicited third party proposals. If, prior to obtaining the ISE Stockholder Approval, ISE concludes that such unsolicited written third party proposal is a “Superior Proposal” (as defined in the Merger Agreement), upon compliance with the applicable terms of the Merger Agreement, ISE may terminate the Merger Agreement (subject to its payment of the Termination Fee to the Parent as described below).

ISE may terminate the Merger Agreement under certain circumstances, including if its board of directors determines in good faith that it has received an unsolicited written bona fide “Superior Proposal” and otherwise complies with certain terms of the Merger Agreement, including providing the Parent with notice of such “Superior Proposal” and an opportunity to make a counter-offer on terms that are at least as favorable. In the event of such termination, ISE must pay the Parent a termination fee of $84,549,193.00 (the “Termination Fee”).

In addition, either ISE or the Parent may terminate the Merger Agreement if the Merger is not consummated on or before the first anniversary of the signing of the Merger Agreement or the ISE Stockholder Approval has not been obtained; provided that if, prior to such termination, a “Qualified Third Party Proposal” (as defined in the Merger Agreement) has been made and within 12 months following such termination, ISE enters into a definitive agreement for or consummates any “Qualified Acquisition Transaction” (as defined in the Merger Agreement), then ISE shall pay to the Parent the Termination Fee. For this purpose, “Qualified Third Party Proposals” and “Qualified Acquisition Transactions” refer generally to any business combination transaction relating to more than 50% of ISE’s stock or assets.

Moreover, the Parent may terminate the Merger Agreement if:

•

ISE has breached any of its representations, warranties, covenants or agreements and such breach is not curable or, if curable, is not cured within 60 days; provided that if prior to such termination a “Qualified Third Party Proposal” has been made and within 12 months following such termination ISE enters into a definitive agreement for or consummates any “Qualified Acquisition Transaction”, then ISE shall pay the Parent the Termination Fee.

•

the ISE Board of Directors (i) fails to call the stockholders meeting, (ii) fails to include in the proxy statement the recommendation of the ISE Board of Directors in favor of the Merger, (iii) withdraws or modifies in a manner adverse to the Parent its recommendation of the Merger, (iv) approves or endorses a “Third Party Proposal” or enters into an agreement with respect to a “Third Party Proposal” or (v) agrees or proposes publicly to take any such actions in response to a “Third Party Proposal”; provided that ISE shall pay the Parent the Termination Fee on the business day following such termination.

The foregoing description of the terms and conditions of the Merger Agreement is a summary and is qualified in its entirety by reference to the Merger Agreement, a form of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference in its entirety.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about ISE or the Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including complete waiver or qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ISE’s public disclosures.

Item 5.02. Amendments to Articles of Incorporation or Bylaws; Fiscal Year

In order to permit the Merger and the transactions contemplated by the Merger Agreement, on April 30, 2007 the Board of Directors of ISE and the Board of Directors of International Securities Exchange, LLC each approved an amendment to the Bylaws of ISE, as contemplated by the Certificate of Incorporation of ISE, to waive the ownership and voting limitations set forth in to Article FOURTH, Section III of the Certificate of Incorporation of ISE. However, this amendment to the Bylaws of ISE will not become effective until immediately following the approval by the SEC of this amendment to the Bylaws.

Item 8.01. Other Events.

On April 30, 2007, the Company and the Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Agreement and Plan of Merger, dated as of April 30, 2007, by and among International Securities Exchange Holdings, Inc., Ivan Acquisition Co. and Eurex Frankfurt AG.

99.1	Press release issued jointly by International Securities Exchange Holdings, Inc. and Eurex Frankfurt AG dated April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.

Name:	/s/ Michael J. Simon
By:	Michael J. Simon
Title:	Secretary

Date: May 1, 2007

Exhibit Index

Exhibit Number	Description
10.1	Form of Agreement and Plan of Merger, dated as of April 30, 2007, by and among International Securities Exchange Holdings, Inc., Ivan Acquisition Co. and Eurex Frankfurt AG.

99.1	Press release issued jointly by International Securities Exchange Holdings, Inc. and Eurex Frankfurt AG dated April 30, 2007.